CLANCY AND CO., P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS
AND CONSULTANTS

SCOTTSDALE ATRIUM PROFESSIONAL BUILDING
14300 N. NORTHSIGHT BLVD.
SUITE 107
SCOTTSDALE, AZ 85260

PH: (602) 266-2646
FAX: (602) 224-9496
www.clancyandco.com

anuary 16, 2007

COPY

Securities and Exchange Commission
00 F Street NE
Vashington, DC 20549

Dear Sirs/Madam:

Ve have read the statements about our firm included Item 4.01 in the Form 8-K dated January 11, 2007 for Shallbetter Industries, nc. and are in agreement with the statements contained therein as they relate to our firm only.

Very truly yours,

Clancy and Co.

Clancy and Co., P.L.L.C.